Exhibit 99.1
                                                                    ------------

                            HERLEY REVENUE INCREASED
                     FOR THE FOURTH QUARTER AND FISCAL YEAR

             OPERATING INCOME FOR THE FOURTH QUARTER AND FISCAL YEAR
                WERE $3.2 MILLION AND $19.6 MILLION RESPECTIVELY

             HERLEY BEGINS FISCAL 2005 WITH $100 MILLION IN BACKLOG

Lancaster, PA: October 15, 2004 - Herley Industries, Inc. (Nasdaq: HRLY) today reported its financial results for the fourth quarter and fiscal year ended August 1, 2004. Selected Results for the fourth quarter and fiscal year 2004 are as follows: |X| Revenues for the fourth quarter increased 10.4% over the same period last year to $34.2 million. |X| Litigation costs of $1.7 million in the fourth quarter reduced earnings per share on a fully diluted basis by $0.08 per share. |X| Net income for the fourth quarter was $3.5 million or 10.3% of revenue, excluding the after-tax impact of litigation costs. |X| Revenues for fiscal 2004 increased 10.8% to $122.2 million. |X| Excluding litigation costs in fiscal 2004, income from operations was $21.5 million, or 17.6% of revenue. John Kelley, President, said, "Herley's fourth quarter results reflected the ongoing investment in business development and efforts to complete engineering on several projects in order to transition these projects into production. We see major changes in defense procurement and planning taking place immediately after this presidential election, no matter which candidate wins. We believe the long-awaited transformation from outdated cold war policies to defending against today's regional terrorist threats will finally begin to come about. To prepare for these changes Herley has been making the investments necessary to support such programs as UAV's capable of carrying payloads and Network Centric Communications. This kind of investment will position Herley to continue its growth and profitability in the changed defense business of the future." Mr. Kelley continued, "Two items should be especially noted in our financial report. The first is the approximate $1.6 million payment to Robinson as a result of a jury award after the 2002 trial. This is viewed as a one-time event. The second is the 2-1/2% increase in SG&A due to what we view as our continuing investment in our Business Development unit. Our success in reaching our goal of $250 million in annual revenues by fiscal year 2007 is heavily dependent on the success of this unit."

"During fiscal 2004, we produced successful results on several fronts. We were awarded contracts on very important programs, including ICAP, Trident, and AFSAT. Additionally, we received authorization to proceed to production on major engineering projects, including two systems on the F18." said Kelley. Kelley continued, "Those engineering projects that have been completed are expected to impact positively on Herley's financial performance beginning in the second quarter of fiscal 2005." Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has seven locations and approximately 800 employees worldwide. Additional information about the company can be found on the Internet at www.herley.com


For information at Herley contact:
Peg Guzzetti                                                Tel:  (717) 735-8117
Investor Relations                                                www.herley.com

--------------------------------------------------------------------------------
Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.
--------------------------------------------------------------------------------

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands except per share data)


                                                             Thirteen weeks ended     52 weeks     53 weeks
                                                             --------------------      ended        ended
                                                            August 1,    August 3,    August 1,    August 3,
                                                              2004         2003         2004         2003
                                                            ---------    ---------    ---------    ---------
Net sales                                                   $  34,246    $  31,021    $ 122,154    $ 110,223
                                                            ---------    ---------    ---------    ---------

Cost and expenses:
          Cost of products sold                                23,370       20,735       79,505       73,222
          Selling and administrative expenses                   5,910        4,559       21,123       16,187
          Litigation costs                                      1,741           78        1,924        1,147
                                                            ---------    ---------    ---------    ---------
                                                               31,021       25,372      102,552       90,556
                                                            ---------    ---------    ---------    ---------

          Income from operations                                3,225        5,649       19,602       19,667
                                                            ---------    ---------    ---------    ---------
Other income (expense), net
          Investment income                                       158          213          674        1,113
          Interest expense                                        (78)         (86)        (326)        (344)
          Foreign exchange gain (loss)                             31            -         (194)           -
                                                            ---------    ---------    ---------    ---------
                                                                  111          127          154          769
                                                            ---------    ---------    ---------    ---------

          Income before income taxes                            3,336        5,776       19,756       20,436
Provision for income taxes                                      1,026        1,837        6,083        6,499
                                                            ---------    ---------    ---------    ---------

          Net income                                        $   2,310    $   3,939    $  13,673    $  13,937
                                                            =========    =========    =========    =========

Earnings (loss) per common share - Basic                    $     .16    $     .28    $     .97    $     .97
                                                            =========    =========    =========    =========

          Basic weighted average shares                        14,205       13,921       14,105       14,317
                                                            =========    =========    =========    =========

Earnings (loss) per common share - Diluted                  $     .15    $     .27    $     .92    $     .93
                                                            =========    =========    =========    =========

          Diluted weighted average shares                      14,962       14,600       14,896       15,031
                                                            =========    =========    =========    =========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                       August 1,   August 3,
                                                                                         2004        2003
                                                                                       ---------   ---------

                                     ASSETS
Current Assets:
                Cash and cash equivalents                                              $  66,181   $  81,523
                Trade accounts receivable                                                 24,664      16,525
                Costs incurred and income recognized in excess
                   of billings on uncompleted contracts                                   14,210       6,960
                Other receivables                                                            576         827
                Inventories, net of allowance of $3,412 in 2004
                  and $2,739 in 2003                                                      44,909      37,545
                Deferred taxes and other                                                   3,579       3,207
                                                                                       ---------   ---------
                            Total Current Assets                                         154,119     146,587
Property, Plant and Equipment, net                                                        25,968      22,406
Goodwill                                                                                  35,165      25,729
Intangibles, net of accumulated amortization of $752 in 2004
                and $403 in 2003                                                           4,555       1,542
Available-For-Sale Securities                                                                147          75
Other Investments                                                                            117         162
Other Assets                                                                                 900       1,063
                                                                                       ---------   ---------
                                                                                       $ 220,971   $ 197,564
                                                                                       =========   =========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
                Current portion of long-term debt                                      $     804   $     686
                Accounts payable and accrued expenses                                     17,514      13,177
                Billings in excess of costs incurred and
                    income recognized on uncompleted contracts                             1,303           -
                Income taxes payable                                                       2,091       2,670
                Reserve for contract losses                                                  954         736
                Advance payments on contracts                                              1,180         856
                                                                                       ---------   ---------
                            Total Current Liabilities                                     23,846      18,125
Long-term Debt                                                                             5,845       6,403
Other Long-term Liabilities                                                                  932         849
Deferred Income Taxes                                                                      4,848       4,945
                                                                                       ---------   ---------
                                                                                          35,471      30,322
                                                                                       ---------   ---------
Commitments and Contingencies
Shareholders' Equity:
                Common stock, $.10 par value; authorized
                  20,000,000 shares; issued and outstanding
                  14,220,508 in 2004 and 13,969,151 in 2003                                1,422       1,397
                Additional paid-in capital                                               107,671     104,551
                Retained earnings                                                         75,151      61,478
                Accumulated other comprehensive income (loss)                              1,256        (184)
                                                                                       ---------   ---------
                            Total Shareholders' Equity                                   185,500     167,242

                                                                                       ---------   ---------
                                                                                       $ 220,971   $ 197,564
                                                                                       =========   =========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                    52 weeks     53 weeks
                                                                                     ended        ended
                                                                                    August 1,   August 3,
                                                                                      2004        2003
                                                                                    --------    --------
Cash flows from operating activities:
          Net income                                                                $ 13,673    $ 13,937
                                                                                    --------    --------
          Adjustments to reconcile net income to net cash provided by operations:
                  Depreciation and amortization                                        4,244       4,302
                  Foreign exchange loss                                                  753           -
                  (Gain) on sale of fixed assets                                           -         (17)
                  Equity in income of limited partnership                                (10)        (16)
                  (Increase) in deferred tax assets                                     (316)       (232)
                  (Decrease) increase in deferred tax liabilities                       (109)      1,048
                  Changes in operating assets and liabilities:
                          (Increase) in trade accounts receivable                     (6,923)     (2,039)
                          (Increase) in costs incurred and income
                             recognized in excess of billings on
                             uncompleted contracts                                    (7,250)     (1,258)
                          Decrease (increase) in other receivables                       251        (380)
                          Decrease in prepaid income taxes
                          (Increase) in inventories                                   (5,806)     (3,846)
                          Decrease (increase) in prepaid expenses and other               31         (52)
                          Increase in accounts payable
                            and accrued expenses                                       3,431         491
                          Increase in billings in excess of
                            costs incurred and income recognized
                            on uncompleted contracts                                   1,303           -
                          Increase in income taxes payable                               108       3,627
                          (Decrease) in reserve for contract losses                     (240)       (668)
                          Increase (decrease) in advance payments on contracts           324        (515)
                          Other, net                                                     146         185
                                                                                    --------    --------
                                  Total adjustments                                  (10,063)        630
                                                                                    --------    --------

                  Net cash provided by operating activities                            3,610      14,567
                                                                                    --------    --------

Cash flows from investing activities:
          Acquisition of businesses, net of cash acquired                            (14,914)     (2,542)
          Proceeds from sale of fixed assets                                              19          25
          Partial distribution from limited partnership                                   55          49
          Capital expenditures                                                        (5,884)     (3,876)
                                                                                    --------    --------
                  Net cash used in investing activities                              (20,724)     (6,344)
                                                                                    --------    --------

Cash flows from financing activities:
          Proceeds from exercise of stock options and warrants, net                    2,458       1,994
          Payments of long-term debt                                                    (686)       (236)
          Purchase of treasury stock                                                       -     (14,668)
                                                                                    --------    --------
                  Net cash provided by (used in) financing activities                  1,772     (12,910)
                                                                                    --------    --------

                  Net (decrease) in cash and cash equivalents                        (15,342)     (4,687)

Cash and cash equivalents at beginning of period                                      81,523      86,210
                                                                                    --------    --------

Cash and cash equivalents at end of period                                          $ 66,181    $ 81,523
                                                                                    ========    ========